Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Provention Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Common stock, par value $0.0001 per share	457(c) and 457(h)	7,186,283	(2)	$23.90	$171,752,163.70	0.00011020	$18,927.09
Total Offering Amounts						$171,752,163.70		$18,927.09
Total Fee Offsets								$-
Net Fee Due								$18,927.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes any additional shares of the registrant’s common stock that may be issued pursuant to anti-dilution provisions contained in the Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).

(2)	Represents 7,186,283 shares of the registrant’s common stock that were automatically added to the shares authorized for issuance under the 2017 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2017 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of common stock available for issuance under the 2017 Plan will automatically increase annually in an amount equal to the lesser of (i) the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding, on a fully diluted basis, on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2017 Plan on December 31st of such preceding calendar year and (ii) the number of shares determined by the registrant’s board of directors.

(3)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on March 27, 2023.